EXHIBIT 99.1
Inuvo Reports 2010 Fourth Quarter Financial Results;
Revenue Increases 45% Over Fourth Quarter 2009

CLEARWATER, FL – March 2, 2011 – Inuvo®, Inc. (NYSE Amex: INUV), an online technology and services company, announced today its financial results for the fourth quarter and year ended December 31, 2010.

Inuvo reported today revenue of $14.0 million for the quarter ended December 31, 2010, a 45% increase from the same quarter last year.  The Company also reported that revenue for the technology-focused Exchange segment grew 65% over the same quarter in 2009. For the year ended December 31, 2010, the Company’s revenue was $49.0 million, an increase of 23% over 2009 revenue.

Gross profit was up 56% in the fourth quarter to $6.1 million and 43.9% of revenue compared to $3.9 million or 41.0% of revenue for the same quarter last year. For the year ended December 31, 2010, gross profit was $19.7 million or 40.3% of revenue compared to $15.0 million or 37.8% of revenue for the same period last year.

“The sign of a good year is when all of your measures improved and this was the case for Inuvo in 2010,” said Richard K. Howe, Inuvo’s CEO.  “We are committed to building a world class company and we remain focused on achieving that goal.”

The net loss from continuing operations for the quarter ended December 31, 2010 was approximately $1.2 million compared to a net loss of $914,000 for the same period last year.  The loss in 2010 included a $400,000 charge for the impairment of tradenames.  The net loss including discontinued operations for the fourth quarter was approximately $682,000 compared to a $1.8 million loss for the same period last year. The net loss in 2010 includes a gain on the sale of the Real Estate School Online business of approximately $493,000.  For the year ended December 31, 2010, the net loss from continuing operations was approximately $4.6 million compared to a net loss of approximately $5.1 million for the same period last year. The net loss including discontinued operations for the year ended December 31, 2010 was approximately $5.0 million compared to approximately $5.4 million for the same period last year.

Adjusted EBITDA, a non-GAAP measure, was approximately $807,000 in the fourth quarter of 2010 compared to approximately $882,000 in the same quarter last year. The adjusted EBITDA for the year ended December 31, 2010 was approximately $2.2 million compared to approximately $1.4 million for the prior year.

Total bank debt decreased since the start of the year by approximately $6.3 million to $1.85 million at December 31, 2010.

Conference Call Information

The Company will host a conference call today, Wednesday, March 2, 2011 at 5:00 p.m. Eastern Time.

Participants can access the call by dialing 888-669-0684 (domestic) or 201-604-0469 (international). In addition, the call will be webcast on the Investor Relations section of the Company's website at www.inuvo.com where it will also be archived for 45 days. A telephone replay will be available through Wednesday, March 16, 2011.

To access the replay, please dial 888-632-8973 (domestic) or 201-499-0429 (international).  At the system prompt, enter the code 44697243 followed by the # sign. Playback will automatically begin.

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online marketing services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics.  To find out more about how you can work with Inuvo, please visit http://www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Inuvo are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Inuvo's filings with the Securities and Exchange Commission.

INUVO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December31, 2010	December 31, 2009

Assets
Current assets:
Cash	$118,561	$4,843,128
Restricted cash	140,493	638,285
Accounts receivable, net	4,500,894	4,671,510
Other current assets	523,839	435,552
Current assets of discontinued operations	50,000	2,421,758
Total current assets	5,333,787	13,010,233
Property and equipment, net	2,749,098	4,881,168
Goodwill	3,351,405	3,351,405
Intangible assets	2,511,918	3,805,707
Other assets	79,324	1,657
Other assets of discontinued operations	-	775,000
Total assets	$14,025,532	$25,825,170

Liabilities and Stockholders’ Equity
Current liabilities:
Term and credit notes payable – current portion	$-	$2,324,000
Accounts payable	5,479,796	4,431,285
Deferred revenue	19,921	112,773
Accrued expenses and other current liabilities	1,599,625	1,743,934
Current liabilities of discontinued operations	712,024	2,531,601
Total current liabilities	7,811,366	11,143,593

Term and credit notes payable – long-term	1,850,000	5,786,806
Other long-term liabilities	356,509	456,340
Long-term liabilities of discontinued operations	-	214,829
Total liabilities	10,017,875	17,601,568

Total stockholders’ equity	4,007,657	8,223,602
Total liabilities and stockholders’ equity	$14,025,532	$25,825,170

INUVO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net revenue	$13,995,474	$9,630,136	$48,969,847	$39,807,107
Cost of revenue	7,856,475	5,685,594	29,255,310	24,773,707
Gross profit	6,138,999	3,944,542	19,714,537	15,033,400
Operating expenses:
Search costs	2,358,692	576,082	5,418,099	906,366
Compensation and telemarketing	2,547,948	2,114,699	10,356,682	10,167,108
Selling, general and administrative	1,919,781	1,956,045	7,627,703	8,190,809
Total operating expenses	6,826,421	4,646,826	23,402,484	19,264,283
Operating loss	(687,422)	(702,284)	(3,687,947)	(4,230,883)
Interest and other expenses, net	(516,549)	(211,362)	(947,437)	(849,988)
Loss from continuing operations before taxes	(1,203,971)	(913,646)	(4,635,384)	(5,080,871)
Income tax expense	-	-	(2,642)	-
Net Loss from continuing operations	(1,203,971)	(913,646)	(4,638,026)	(5,080,871)
Net income (loss) from discontinued operations	522,034	(894,960)	(368,223)	(310,243)
Net loss	$(681,937)	$(1,808,606)	$(5,006,249)	$(5,391,114)

Per common share data:
Basic and diluted:
Net loss from continuing operations	$(0.14)	$(0.13)	$(0.55)	$(0.76)
Net income (loss) from discontinued operations	0.06	(0.13)	(0.04)	(0.05)

Net loss	$(0.08	$(0.26)	$(0.59)	$(0.81)
Weighted average shares (Basic and diluted)	8,558,325	7,045,269	8,496,284	6,679,319

By Segment:

Net revenue:
Exchange	$12,165,483	$7,363,806	$41,721,447	$28,842,342
Direct	1,829,991	2,266,330	7,248,400	10,964,765
Total	$13,995,474	$9,630,136	$48,969,847	$39,807,107

Gross profit:
Exchange	$4,909,130	$2,285,607	$14,835,164	$7,597,315
Direct	1,229,869	1,658,935	4,879,373	7,436,085
Total	$6,138,999	$3,944,542	$19,714,537	$15,033,400

INUVO, INC.
RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net loss from continuing operations	$(1,203,971)	$(913,646)	$(4,638,026)	$(5,080,871)
Interest expense, net	115,258	292,205	559,280	834,564
income tax expense	-	-	2,642	-
Depreciation	431,055	643,332	1,820,844	2,406,577
Amortization	854,059	722,206	3,246,387	2,785,505
Impairment	400,000	-	400,000	-
Stock based compensation	210,888	138,017	790,304	426,554
Adjusted EBITDA	$807,289	$882,114	$2,181,431	$1,372,329

By Segment:
Exchange segment	$1,465,501	$690,244	$4,062,496	$2,410,349
Direct segment	293,071	373,878	2,739,257	3,335,292
Corporate	(951,283)	(182,008)	(4,620,322)	(4,373,312)
Adjusted EBITDA	$807,289	$882,114	$2,181,431	$1,372,329

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA

In addition to disclosing financial results in accordance with United States generally accepted accounting principles (“GAAP”), our earnings release contains the non-GAAP financial measure “Adjusted EBITDA.”

Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, management believes that Adjusted EBITDA is useful to investors in evaluating the Company’s performance because Adjusted EBITDA is a commonly used financial analysis tool for measuring and comparing companies in the Company’s industry in areas of operating performance.

Management believes that the disclosure of Adjusted EBITDA offers an additional view of the Company’s operations that, when coupled with the GAAP results and the reconciliation to GAAP net loss, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business.

We present Adjusted EBITDA as a supplemental measure of our performance.  We defined Adjusted EBITDA as net loss from continuing operations plus (i) interest expense, net, (ii) provision for taxes, (iii) depreciation and amortization, (iv) impairment, and (v) stock based compensation.  These further adjustments are itemized above.  You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.  In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contact
Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

Investor Relations
Genesis Select Corporation
Budd Zuckerman, President
303-415-0200 ext 106
bzuckerman@genesisselect.com